SECOND AMENDMENT TO THE
GLOBAL CUSTODY AGREEMENT

THIS SECOND AMENDMENT. dated as of the 1ST day of October 2009, to the Custody Agreement, dated as of September 14, 2007, as amended May 1, 2008 (the "Global Custody Agreement"), is entered into by and between PROSPECTOR FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Global Custody Agreement; and

WHEREAS, the Company and the Custodian desire to amend the fees of the Global Custody Agreement; and

WHEREAS, Section 13.2 of the Global Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Global Custody Agreement is superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Global Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROSPECTOR FUNDS, INC.	U.S. BANK, N.A.

By: /s/ Peter N. Perugini	By: /s/ Michael R. McVoy

Name: Peter N. Perugini	Name: Michael R. McVoy

Title: Treasurer	Title: Vice President

Exhibit D to the Global Custody Agreement – Prospector Funds, Inc.

DOMESTIC CUSTODY SERVICES FEE SCHEDULE at October 1, 2009

Annual Fee Based Upon Market Value Per Fund*
.___ basis point on average daily market value
Minimum annual fee per fund - $_______
Plus portfolio transaction fees

Portfolio Transaction Fees
$_____ per book entry DTC transaction
$_____ per principal paydown
$_____ per short sale
$_____ per US Bank repurchase agreement transaction
$_____ per option/future contract written, exercised or expired
$_____ per book entry Federal Reserve transaction
$_____ per mutual fund trade
$_____ per physical security transaction
$_____ per Cedel/Euroclear transaction
$_____ per disbursement (waived if U.S. Bancorp is Administrator)
$_____ per Fed Wire
$_____ per margin variation Fed wire
$_____ per segregated account per year

•  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•  No charge for the initial conversion free receipt.
•  Overdrafts – charged to the account at prime interest rate plus ___.

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Exhibit D (continued) to the Global Custody Agreement – Prospector Funds, Inc.

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at October 1, 2009

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $______ per service line per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Exhibit D (continued) to the Global Custody Agreement – Prospector Funds, Inc.
GLOBAL SUB-CUSTODIAL SERVICES- fee schedule at October 1, 2009
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All		$	Latvia	Equities/Bonds		$
Australia	All		$	Latvia	Gov't Bonds		$
Austria	Equities/Bonds		$	Lebanon	All		$
Austria	Depo Receipt		$	Lithuania	All		$
Austria	non ATS ALL		$	Luxembourg	All		$
Bahrain	All		$	Malaysia	All		$
Bangladesh	All		$	Mali	All		$
Belgium	All		$	Malta	All		$
Benin	All		$	Mauritius	All		$
Bermuda	All		$	Mexico	All		$
Bolivia	All		$	Morocco	All		$
Botswana	All		$	Namibia	All		$
Brazil	All		$	Netherlands	All		$
Bulgaria	All		$	New Zealand	All		$
Burkina Faso	All		$	Niger	All		$
Canada	All		$	Nigeria	All		$
Cayman Islands	All		$	Norway	All		$
Channel Islands	All		$	Oman	All		$
Chile	All		$	Pakistan	All		$
China-Shanghai	All		$	Palestinian	All		$
China-Shenzhen	All		$	Peru	All		$
Columbia	All		$	Philippines	All		$
Costa Rica	All		$	Poland	All		$
Croatia	All		$	Portugal	All		$
Cyprus	All		$	Qatar	All		$
Czech Republic	All		$	Romania	All		$
Denmark	All		$	Russia	Equities/Bonds		$
EASDAQ	All		$	Russia	MINFIN		$
Ecuador	All		$	Senegal	All		$
Egypt	All		$	Singapore	All		$
Estonia	All		$	Slovak Republic	All		$
Euromarkets	All		$	Slovenia	All		$
Finland	All		$	South Africa	All		$
France	All		$	South Korea	All		$
Germany	All		$	Spain	All		$
Ghana	All		$	Sri Lanka	All		$
Greece	All		$	Swaziland	All		$
Guinea Bissau	All		$	Sweden	All		$
Hong Kong	All		$	Switzerland	All		$
Hungary	All		$	Taiwan	All		$
Iceland	All		$	Thailand	All		$
India	All		$	Togo	All		$
Indonesia	All		$	Trinidad & Tobago	All		$
Ireland	All		$	Tunisia	All		$
Israel	All		$	Turkey	All		$
Italy	All		$	UAE	All		$
Ivory Coast	All		$	United Kingdom	All		$
Jamaica	All		$	Ukraine	All		$
Japan	All		$	Uruguay	All		$
Jordan	All		$	Venezuela	All		$
Kazakhstan	Equities		$	Vietnam	All		$
Kazakhstan	Bonds		$	Zambia	All		$
Kenya	All		$	Zimbabwe	All		$

Base Fee
A $______ per month per fund base charge will apply if the individual fund owns six or more foreign securities
*Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
** All fees quoted are payable monthly